Exhibit 99.2

Sunoco, Inc.

1818 Market Street

Philadelphia, PA 19103-7583

For further information contact:

Thomas Golembeski (media) 215-977-6298

Clare McGrory (investors) 215-977-6764

SUNOCO ANNOUNCES STRATEGIC INITIATIVES AND MANAGEMENT CHANGES

CEO Lynn L. Elsenhans to Step Down; CFO Brian P. MacDonald Will Become CEO

PHILADELPHIA, February 2, 2012 – Sunoco, Inc. (NYSE: SUN) announced it will focus on its high-return logistics and retail businesses and undertake a series of initiatives to improve its financial and strategic flexibility to better position itself to deliver sustainable value to shareholders. The initiatives are intended to improve future earnings potential, limit future liabilities and provide Sunoco with a well-positioned financial and operational platform as well as an expense structure that is comparable to companies in the logistics and retail space.

The initiatives include:

•	Repurchasing up to 19.9% of Sunoco common shares in open market purchases over the next 12 – 18 months.

•	Increasing the quarterly dividend per share by 33% from 15 cents to 20 cents.

•	Reducing Sunoco’s leverage by repurchasing up to $400 million of outstanding debt over the next year.

•	Eliminating the need for pension fund contributions for the foreseeable future by contributing $80 million pre-tax to the pension fund.

•	Eliminating future retiree medical expense by restructuring retiree medical liability and contributing approximately $200 million pre-tax to a dedicated Trust.

•	Establishing a segregated environmental fund via a captive insurance company of approximately $250 million to be used for remediation of legacy environmental obligations.

Sunoco’s board and senior management, in consultation with independent financial and legal advisors, considered a wide range of strategic alternatives intended to deliver enhanced shareholder value. The initiatives announced today position Sunoco for growth and success while providing Sunoco with strategic and financial flexibility for the future.

Management Changes

In light of the company’s exit from manufacturing and its go-forward strategy, the following management changes were announced:

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Brian P. MacDonald, senior vice president and chief financial officer, will become president, chief executive officer, and a director of Sunoco, effective March 1, 2012. Sunoco’s current chairman, president, and chief executive officer, Lynn L. Elsenhans, will step aside as chief executive officer and president at that time.

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Ms. Elsenhans will remain chairman of Sunoco, Inc. and Sunoco Logistics Partners L.P. (NYSE: SXL) until Sunoco’s Annual Meeting of Shareholders in May 2012, at which time Mr. MacDonald will become chairman of Sunoco, Inc. and Sunoco Logistics Partners L.P.

•	Michael Hennigan, currently president and chief operating officer of Sunoco Logistics, will become president and chief executive officer of Sunoco Logistics effective March 1, 2012.

Regarding the management changes, Presiding Director John P. Jones said, “Lynn Elsenhans has led Sunoco through one of the most significant periods of change in the Company’s history. With her deep expertise in manufacturing, Lynn has been instrumental in driving portfolio actions to reposition the company. Under her leadership, Lynn has overseen the sale of Sunoco’s heating oil and chemical businesses, the spin-off of SunCoke Energy, and the exit of the refining business, representing two-thirds of Sunoco’s assets since the time Lynn joined the company in 2008. While very difficult for employees and other Sunoco stakeholders, the restructuring was absolutely necessary to provide for a sustainable future for the Company and its stakeholders. We value Lynn’s insight and leadership, and on behalf of the Board, I want to thank her for her service and wish her all the best in her future endeavors.”

Jones continued, “Brian MacDonald is a superb executive who is the ideal leader for Sunoco as we move from a manufacturing to a logistics and retail focus. He has played a leading role in Sunoco’s transformation, and the Board is confident that his vision, commitment to unlocking shareholder value, decisiveness, financial acumen, and track record of results make him the right leader for the company, its shareholders and other stakeholders as we move forward. Under Brian’s leadership, the company will continue to look for ways to optimize the value of Sunoco for its shareholders, beginning with the initiatives announced today.”

MacDonald said, “This is a very important time for everyone at Sunoco, and I appreciate the Board’s confidence. The financial and strategic actions announced today are the result of a thorough analysis on how to make the best use of our capital, establish the right financial and operational structure for our business going forward and position us to deliver immediate and long-term value to our shareholders. Sunoco will be a stronger company focused on our established high-return logistics and retail businesses. In addition to steady ratable cash flows, our logistics business has excellent assets in key locations and strong growth potential. Our retail business also has steady cash flows, as well as an iconic brand and high-traffic locations. We also have a great team of employees who are ready to move the company forward to deliver growth and value to our shareholders.”

Elsenhans said, “In recent years we have taken a number of necessary steps to streamline Sunoco and deliver value to our shareholders, including spinning off SunCoke, exiting our underperforming chemicals business, buying back approximately 12% of Sunoco stock, and deciding to exit our refining business given the significant losses we have incurred over the past three years. Given Sunoco’s latest strategic initiatives and its business focus on logistics and retail, now is the right time for me to step aside and enable the company to realign its management structure to fit its new profile. I have full confidence that Sunoco will be in good hands under Brian’s leadership.”

MacDonald, 46, joined Sunoco in 2009 as senior vice president and chief financial officer. He is also chief financial officer and a director of Sunoco Logistics Partners, L.P. He joined Sunoco from Dell, Inc., where he spent six years in increasingly senior financial management positions, most recently as chief financial officer of the commercial business unit overseeing all aspects of financial management and previously as corporate vice president and treasurer of Dell, Inc. and chairman of Dell Financial Services. Prior to joining Dell in 2002, Mr. MacDonald held financial management positions for over 13 years at General Motors Corporation in Canada, the United States, Belgium, France and Japan where his last role was at Isuzu Motors, which was 49 percent-owned by General Motors. He earned a Bachelor of Science degree from Mount Allison University and received a Masters degree in Business Administration from McGill University. He also studied at Manchester Business School in the United Kingdom.

Update on Refinery Sales Process

Sunoco has conducted a rigorous and thorough sales process for its Marcus Hook and Philadelphia refineries over the past five months with the help of its financial adviser Credit Suisse. The company initiated contact with more than 150 potential purchasers from around the world, including national oil companies, integrated oil companies, independent refiners, pipeline companies and private equity groups. The potential buyers we have spoken to have considered a range of options, including operating the refineries (or only one refinery), operating specific units within the refineries, or using the facilities for their storage and logistical capabilities. At this time, the company has received some degree of interest in its Philadelphia refinery and will continue to pursue a sale of that facility as an operating refinery. If a suitable transaction cannot be concluded, the company intends to idle the main processing units at Philadelphia by July 2012. Sunoco has not received a single proposal for the purchase of Marcus Hook as an operating refinery, but is continuing to pursue alternatives for the facility. At this time, Sunoco does not believe that Marcus Hook will be purchased and re-started as an operating refinery. Marcus Hook halted crude processing in December and its idling process is expected to be complete within the next few weeks.

About Sunoco

Sunoco is a leading logistics and retail company. The company owns the General Partner interest of Sunoco Logistics Partners L.P. (NYSE: SXL), which consists of a 2-percent ownership interest and incentive distribution rights, and owns a 32-percent interest in the Partnership’s limited partner units. Sunoco Logistics is an owner and operator of complementary pipeline, terminal and crude oil acquisition and marketing assets. Sunoco also has a network of approximately 4,900 retail locations in 23 states.

Statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of

1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs, projections and expectations of Company management. In addition, payment of future dividends is subject to declaration by the board of directors as to both timing and amount.

The reader should not place undue reliance on such forward-looking statements, which speak only as of the date of this press release. These forward-looking statements are not guarantees of future performance. Forward-looking statements are inherently uncertain and involve significant risks and uncertainties that could cause actual results to differ materially from those discussed in this release. Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements. In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2010, and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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